Exhibit 10.14

This exhibit is an English translation of a foreign language document. The Company hereby agrees to supplementally furnish to the SEC, upon request, a copy of the foreign language document.

Shiyan City Operation Phase I

Bond Distribution Agreement

This Bond Distribution Agreement (hereinafter referred to as “this Agreement”) is entered into by and between the following parties on 21 June 2024 in Hong Kong:

Party A: ALPINE SECURITIES LIMITED 高山證券有限公司

Business Registration Certificate No.: 67907746

Office Address: Unit 2027 & Unit 2028, 20/F, Infinitus Plaza, 199 Des Voeux Road Central, Sheung Wan, Hong Kong

(hereinafter referred to as the “Underwriter”)

Party B: GLAM Capital Limited 港利資本有限公司

Business Registration Certificate No.: 69618979

Office Address: Room 908-911, 9/F, Nan Fung Tower, 88 Connaught Road Central, Central, Hong Kong

(hereinafter referred to as the “Sub-Underwriter”)

WHEREAS:

1.	The Underwriter is a duly registered and operating company authorized by the Issuer to underwrite bonds (hereinafter referred to as the “Bonds”).

2.	The Sub-Underwriter agrees, with the terms and conditions of this Agreement, to act as the Sub-Underwriter of the Underwriter to distribute the Bonds issued by the Issuer.

Through amicable negotiations, the Parties hereby agree as follows:

Article 1: Bond Details

The Bonds: Refers to the bonds issued by the Issuer under the agreement between the Underwriter and the Issuer, and distributed by the Sub-Underwriter. Specific details are as follows:

-	Issuer: [Shiyan City Operation Group Co., Ltd.]

-	Bond Abbreviation: [SYCTOP 7.9 2027-06-26] (“Shiyan City Operation Phase I”)

-	ISIN: [X53851615687]

-	Issuance Scale: [Not exceeding RMB 1.5 billion]

-	Pricing Date: [2024-06-21]

-	Issuance Date: [2024-06-26]

-	Maturity Date: [2027-06-26]

-	Coupon Type: [Fixed Interest Rate]

-	Coupon Rate: [7.9%]

-	Bond Tenure: [3 years]

Article 2: Distribution Authorization

2.1 Authorization: The Underwriter hereby authorizes the Sub-Underwriter to distribute the Bonds according to the terms and conditions of this Agreement.

2.2 Non-Transferable: The Sub-Underwriter shall not transfer its rights and obligations to any third party, unless with the prior written consent of the Underwriter.

2.3 Non-Exclusive: This authorization is non-exclusive. The Underwriter reserves the right to distribute the Bonds itself or authorize other underwriters or sub-underwriters to distribute the Bonds within the distribution area.

Article 3: Obligations of the Sub-Underwriter

3.1 Bond Distribution: The Sub-Underwriter shall proactively sell and promote the Bonds in accordance with the terms and conditions of this Agreement.

3.2 Compliance: The Sub-Underwriter shall comply with applicable laws, regulations, and regulatory requirements, perform anti-money laundering and client identity verification, and ensure that all distribution activities are legal and compliant.

3.3 Obligation to Cooperate: The Sub-Underwriter has a duty to provide proof of sales to the Underwriter. The Sub-Underwriter shall also cooperate in providing customer information if deemed necessary by the Underwriter

Article 4: Obligations of the Underwriter

4.1 Information Disclosure: The Underwriter shall provide the Sub-Underwriter with all necessary information of the bond, promotional materials and sales support, to assist the Sub-Underwriter in distributing the Bonds.

4.2 Cooperation and Support: During the Sub-Underwriter’s execution of this Agreement, the Underwriter shall provide the necessary cooperation and support to ensure smooth distribution activities.

Article 5: Commission and Costs

5.1 Commission: The Underwriter shall pay the Sub-Underwriter a distribution commission, based on the actual underwriting scale of the Sub-Underwriter and in accordance with the ‘Commission Settlement Form’ confirmed and signed by both parties.

5.2 Cost Bearing: All costs incurred by the Sub-Underwriter during the distribution process shall be borne by the Sub-Underwriter.

Article 6: Term and Termination

6.1 Term: This Agreement shall take effect on the date of signing and shall remain valid for a term of two years. Upon expiration, it may be renewed with the written consent of both parties.

6.2 Early Termination: Either Party may terminate this Agreement by providing thirty (30) days’ prior written notice to the other Party.

Article 7: Confidentiality

All terms and conditions of this Agreement, including its existence and any related documents, are deemed confidential and shall not be disclosed to any individual or institution, except in the following circumstances:

 (a) The confidential information has entered the public domain (except where such disclosure to the public is due to the unauthorized act of the recipient of the confidential information);

(b) Disclosure required by applicable laws, regulations, administrative authorities, judicial institutions, other government departments, or exchanges; or

(c) Disclosure to the company secretary, legal, regulatory authorities, or financial advisors of either Party for the purpose of this transaction, provided that such parties are bound by confidentiality obligations similar to those under this clause.

This confidentiality clause shall remain effective regardless of the termination of this Agreement for any reason.

Article 8: Dispute Resolution

8.1 Amicable Negotiations: Any dispute arising out of or in connection with this Agreement shall first be resolved through amicable negotiations between the Parties.

8.2 Arbitration: If negotiations fail, either party may submit the dispute to the Hong Kong International Arbitration Centre (HKIAC) for arbitration, which shall be finally resolved in accordance with the HKIAC Administered Arbitration Rules in effect at the time the arbitration notice is submitted. The place of arbitration shall be Hong Kong. The arbitration panel shall consist of three arbitrators, and the arbitration shall be conducted in Chinese. The arbitral decision shall be final, with binding effect on both parties.

Article 9: Miscellaneous

9.1 Entire Agreement: This Agreement and its annexes constitute the entire agreement between the Parties regarding the subject matter hereof and supersede all prior oral or written agreements.

9.2 Amendments and Supplements: Any amendments or supplements to this Agreement shall only be effective if agreed upon in writing and signed by both Parties.

9.3 Governing Law: This Agreement shall be governed by and interpreted in accordance with the Laws of the Hong Kong Special Administrative Region.

(The remainder of this page is intentionally left blank)

Both Parties confirm that they have read and understood all the terms of this Agreement and voluntarily sign this Agreement in good faith.

Party A (Underwriter): ALPINE SECURITIES LIMITED

高山證券有限公司

Company Seal: _ [seal affixed]______________________

Party B (Sub-Underwriter): GLAM Capital Limited

港利資本有限公司

Company Seal: _ [seal affixed]______________________

Attachment: Form of Commission Settlement Form

Attachment:

Note: This commission settlement form is appended to the bond distribution agreement as a template only. It is not intended to be completed at the time of execution of the agreement and is used post-closing as a settlement confirmation form for specific transactions.

Form of Commission Settlement Form

In accordance with the provisions of the ‘Shiyan City Operation Phase I Bond Distribution Agreement’ signed by the underwriter and the sub-underwriter, the settlement details are as follows:

Client Name	Sales Amount (in RMB)	Commission Rate (%)	Term (years)	Commission (in RMB)

Total

Settlement Period: Payment shall be made within one month after both Parties affix their seals and signatures.

Sub-Underwriter’s Account Information:

Account Name: [                           ]

Account Number: [                           ]

Bank Name: [                           ]

SWIFT Code: [                           ]

Bank Code: [                           ]

(The remainder of this page is intentionally left blank and reserved for the signatures of both parties)

Party A (Underwriter): ALPINE SECURITIES LIMITED

高山證券有限公司

Company Seal: ____________________________

Date: _____________________________

Party B (Sub-Underwriter): GLAM Capital Limited

港利資本有限公司

Company Seal: _____________________________

Date: _____________________________